Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 24, 2014 in the Registration Statement (Form S-1) and related Prospectus of T2 Biosystems, Inc. dated July 2, 2014.

/s/ Ernst & Young LLP
Boston, MA July 2, 2014